UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 5, 2024

OMNICELL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4220 North Freeway
Fort Worth, TX 76137
(Address of principal executive offices, including zip code)

(877) 415-9990
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	OMCL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Sara White
On January 5, 2024, Sara J. White resigned as a member of the board of directors (the “Board”) of Omnicell, Inc. (the “Company”), including from her position on the Corporate Governance Committee, effective as of January 5, 2024 (the “Resignation Date”). Ms. White’s resignation was for personal reasons and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
In connection with Ms. White’s resignation, the Board has designated Ms. White as a “director emeritus.” In addition, the Board also determined to accelerate in full the vesting of all unvested restricted stock awards that were previously granted to Ms. White during her service on the Board and the Corporate Governance Committee such that such awards were fully vested as of the Resignation Date.
Election of Eileen Voynick
On January 5, 2024, the Board elected Eileen Voynick, effective immediately, to fill the vacancy created by Ms. White’s resignation and to serve as a Class I director with a term expiring at the 2026 annual meeting of stockholders. In addition, Ms. Voynick has been appointed as a member of the Board’s Corporate Governance Committee. The Board has determined that Ms. Voynick is an independent director under Nasdaq listing standards and the Company’s Corporate Governance Guidelines.
There are no arrangements or understandings between Ms. Voynick and any other person pursuant to which Ms. Voynick was elected to serve as a member of the Board. There are not any transactions or relationships between the Company and Ms. Voynick that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.
Ms. Voynick’s compensation will be consistent with that provided to all of the Company’s non-employee directors, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 6, 2023. In connection with Ms. Voynick’s election to the Board, she will receive a pro-rated initial award of restricted stock valued at $80,000 as of the grant date, which will vest in full on the date of the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”), and for serving on the Board’s Corporate Governance Committee, she will receive an additional award of restricted stock valued at $3,750 as of the grant date, which will vest in full on the date of the 2024 Annual Meeting. The shares to be issued pursuant to these awards will be issued pursuant to the Omnicell, Inc. 2009 Equity Incentive Plan, as amended.
Additionally, in connection with Ms. Voynick’s election to the Board, the Company and Ms. Voynick will enter into an indemnification agreement in substantially the same form that the Company has entered into with each of the Company’s other directors.
Departure of Vance Moore
On January 5, 2024, Vance B. Moore informed the Company that he will not stand for reelection as a Class II director at the 2024 Annual Meeting. Mr. Moore’s decision not to stand for reelection was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.
A copy of the press release announcing the foregoing matters is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 8.01 Other Events.
On January 5, 2024, the Board determined to reduce the number of Class II directors from four to three, thereby reducing the size of the Board from ten to nine directors, effective upon the election of directors at the 2024 Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release of Omnicell, Inc. dated January 11, 2024

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.
Date: January 11, 2024	/s/ Corey J. Manley
Corey J. Manley
Executive Vice President, Chief Legal and Administrative Officer